                                                                     Exhibit(11)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A) (No. 2-97840) of Navigator Money Market Fund, Inc. (Navigator Money Market Fund--Prime Obligations Portfolio) of our report dated April 8, 1998, included in the 1998 Annual Report to shareholders.

                                             /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 1998